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                                                                 Exhibit (11)(a)


                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of
    The Sessions Group--The Riverside Capital Funds:


We consent to the use of report dated August 22, 1997 included in post-effective amendment No. 44 to the Registration Statement on Form N-1A of The Sessions Group--The Riverside Capital Funds and to the references to our firm under the headings "Auditors" in the Statement of Additional Information and "Financial Highlights" in the prospectus to the aforementioned Registration Statement.

                                                          KPMG PEAT MARWICK LLP

Columbus, Ohio
November 3, 1997